UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2010

DIONEX CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-11250	94-2647429
(Commission File Number)	(IRS Employer Identification No.)
1228 Titan Way
Sunnyvale, California 94085
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 737-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On December 13, 2010, Thermo Fisher Scientific Inc. (“Thermo Fisher”) and Dionex Corporation (“Dionex”) issued a joint press release announcing that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Thermo Fisher, Weston D Merger Co., a wholly owned subsidiary of Thermo Fisher, and Dionex on December 12, 2010. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
In addition, on December 13, 2010, Dionex and Thermo Fisher provided supplemental information regarding Dionex and the transactions contemplated by the Merger Agreement in connection with a joint presentation to, and a conference call with, analysts and investors. Copies of the presentation and the transcript of the conference call are attached as Exhibit 99.2 and Exhibit 99.3 hereto, respectively, and are incorporated by reference herein.
Additional Information
The planned tender offer described herein has not yet commenced. The description contained herein is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Thermo Fisher (or a wholly owned subsidiary of Thermo Fisher) will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Dionex will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Dionex’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
Exhibit 99.1	Press Release of Dionex Corporation dated December 13, 2010
Exhibit 99.2	Investor Presentation dated December 13, 2010.
Exhibit 99.3	Transcript dated December 13, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONEX CORPORATION
Dated: December 13, 2010	By:	/s/ Craig A. McCollam
Craig A. McCollam
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Press Release of Dionex Corporation dated December 13, 2010
Exhibit 99.2	Investor Presentation dated December 13, 2010.
Exhibit 99.3	Transcript dated December 13, 2010.